As filed with the Securities and Exchange Commission on August 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS INSTRUMENTS INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	75-0289970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12500 TI Boulevard

P.O. Box 655474

Dallas, Texas 75265-5474

(Address of principal executive offices including zip code)

TI 401(k) Savings Plan

TI Contribution and 401(k) Savings Plan

(Full title of the plans)

Joseph F. Hubach

Senior Vice President, Secretary and General Counsel

Texas Instruments Incorporated

12500 TI Boulevard P.O. Box 660199

Dallas, Texas 75265-0199

(Name and address of agent for service)

972-995-3773

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Plan Name	Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
TI 401(k) Savings Plan	Common Stock ($1 par value)	17,000,000	$46.91	$ 797,470,000	$102,714.14
TI Contribution and 401(k) Savings Plan	Common Stock ($1 par value)	33,000,000	$46.91	$1,548,030,000	$199,386.26
Total	—	50,000,000	—	$2,345,500,000	$302,100.40

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of common stock, par value $1.00 per share (“Common Stock”), of Texas Instruments Incorporated (the “Company”) issuable pursuant to the TI 401(k) Savings Plan and the TI Contribution and 401(k) Savings Plan (collectively the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminate number of additional shares which may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to each of the employee benefit plans described herein.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices reported for a share of Common Stock on the NASDAQ Global Select Market on July 28, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated herein by reference and made a part of this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2013;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

3.	The Company’s Current Reports on Form 8-K filed January 21, 2014, March 12, 2014, April 21, 2014 and July 21, 2014, excepting any portions of such reports that were furnished but not filed;

4.	The description of the Company’s common stock contained in its registration statement on Form 8-A filed on December 15, 2011, with the Commission pursuant to Section 12 of the Exchange Act together with any amendment or report filed with the Commission for the purpose of updating such description;

5.	Annual Report on Form 11-K for the year ended December 31, 2013, of the TI 401(k) Savings Plan; and

6.	Annual Report on Form 11-K for the year ended December 31, 2013, of the TI Contribution and 401(k) Savings Plan.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Joseph F. Hubach, Senior Vice President and General Counsel of the Company, has given an opinion on the validity of the securities being registered. Mr. Hubach is an employee of the Company. He beneficially owns common stock of the Company, and as a participant in the Company’s equity compensation plans, holds options to acquire common stock and restricted stock units that are payable in common stock of the Company. He participates in the TI 401(k) Savings Plan.

Item 6. Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court and if such person is a director or officer at the time of such determination, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by a majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

The above-described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators.

Article VI, Section 2 of the Company’s By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company’s Restated Certificate of Incorporation contains such a provision.

Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities Act, which may be made against such persons by reason of their being such directors or officers.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit No.	Exhibit

4(a)	Restated Certificate of Incorporation of the Registrant, dated April 18, 1985 (incorporated by reference to Exhibit 3(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(b)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 16, 1987 (incorporated by reference to Exhibit 3(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(c)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 21, 1988 (incorporated by reference to Exhibit 3(c) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(d)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 18, 1996 (incorporated by reference to Exhibit 3(d) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(e)	Certificate of Ownership merging Texas Instruments Automation Controls, Inc. into the Registrant, dated March 28, 1988 (incorporated by reference to Exhibit 3(e) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(f)	Certificate of Elimination of Designations of Preferred Stock of the Registrant, dated March 18, 1994 (incorporated by reference to Exhibit 3(f) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(g)	Certificate of Ownership and Merger merging Tiburon Systems, Inc. into the Registrant, dated November 2, 1995 (incorporated by reference to Exhibit 3(g) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(h)	Certificate of Ownership and Merger merging Tartan, Inc. into the Registrant, dated June 21, 1995 (incorporated by reference to Exhibit 3(h) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(i)	Certificate of Designation relating to the Registrant’s Participating Cumulative Preferred Stock, dated June 23, 1998 (incorporated by reference to Exhibit 3(i) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(j)	Certificate of Elimination of Designation of Preferred Stock of the Registrant, dated June 18, 1998 (incorporated by reference to Exhibit 3(j) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(k)	Certificate of Ownership and Merger merging Intersect Technologies, Inc. with and into the Registrant, dated July 15, 1999 (incorporated by reference to Exhibit 3(k) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(l)	Certificate of Ownership and Merger merging Soft Warehouse, Inc. with and into the Registrant, dated September 23, 1999 (incorporated by reference to Exhibit 3(l) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(m)	Certificate of Ownership and Merger merging Silicon Systems, Inc. with and into the Registrant, dated December 17, 1999 (incorporated by reference to Exhibit 3(m) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(n)	Certificate of Amendment to Restated Certificate of Incorporation, dated April 20, 2000 (incorporated by reference to Exhibit 3(n) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(o)	Certificate of Ownership and Merger merging Power Trends, Inc. with and into the Registrant, dated May 31, 2001 (incorporated by reference to Exhibit 3(o) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(p)	Certificate of Ownership and Merger merging Amati Communications Corporation with and into the Registrant, dated September 28, 2001 (incorporated by reference to Exhibit 3(p) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(q)	Certificate of Ownership and Merger merging Texas Instruments San Diego Incorporated with and into the Registrant, dated August 27, 2002 (incorporated by reference to Exhibit 3(q) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(r)	Certificate of Ownership and Merger merging Texas Instruments Burlington Incorporated with and into the Registrant, dated December 31, 2003 (incorporated by reference to Exhibit 3(r) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(s)	Certificate of Ownership and Merger merging Texas Instruments Automotive Sensors and Controls San Jose Inc. with and into the Registrant, dated October 31, 2004 (incorporated by reference to Exhibit 3(s) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(t)	Certificate of Elimination of Series B Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed June 23, 2008).

4(u)	By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed July 18, 2008).

5	Opinion of Joseph F. Hubach, Esq. (filed herewith).

23(a)	Consent of Ernst & Young LLP. (filed herewith).

23(b)	Consent of Joseph F. Hubach, Esq. (included in Exhibit 5).

24	Power of Attorney (included on signature pages) (filed herewith).

Item 9. Undertakings

The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 30th day of July 2014.

TEXAS INSTRUMENTS INCORPORATED
(Registrant)

By:	/s/ KEVIN P. MARCH
Kevin P. March
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act, the trustees (or other such persons who administer such Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 30th day of July, 2014.

TI 401(k) SAVINGS PLAN

By:	/s/ BEN CARTER
Ben Carter
Chair, Administration Committee

TI CONTRIBUTION AND 401(k) SAVINGS PLAN

By:	/s/ BEN CARTER
Ben Carter
Chair, Administration Committee

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints RICHARD K. TEMPLETON, JOSEPH F. HUBACH and KEVIN P. MARCH, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933 and any or all amendments or supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of July 2014.

Signature	Title

/s/ RALPH W. BABB, JR.
Ralph W. Babb, Jr.	Director

/s/ MARK A. BLINN
Mark A. Blinn	Director

/s/ DANIEL A. CARP
Daniel A. Carp	Director

/s/ CARRIE S. COX
Carrie S. Cox	Director

/s/ RONALD KIRK
Ronald Kirk	Director

/s/ PAMELA H. PATSLEY
Pamela H. Patsley	Director

/s/ ROBERT E. SANCHEZ
Robert E. Sanchez	Director

/s/ WAYNE R. SANDERS
Wayne R. Sanders	Director

/s/ RUTH J. SIMMONS
Ruth J. Simmons	Director

/s/ RICHARD K. TEMPLETON
Richard K. Templeton	Chairman; President; Chief Executive Officer; Director

/s/ CHRISTINE TODD WHITMAN
Christine Todd Whitman	Director

/s/ KEVIN P. MARCH
Kevin P. March	Senior Vice President; Chief Financial Officer; Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4(a)	Restated Certificate of Incorporation of the Registrant, dated April 18, 1985 (incorporated by reference to Exhibit 3(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(b)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 16, 1987 (incorporated by reference to Exhibit 3(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(c)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 21, 1988 (incorporated by reference to Exhibit 3(c) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(d)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 18, 1996 (incorporated by reference to Exhibit 3(d) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(e)	Certificate of Ownership merging Texas Instruments Automation Controls, Inc. into the Registrant, dated March 28, 1988 (incorporated by reference to Exhibit 3(e) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(f)	Certificate of Elimination of Designations of Preferred Stock of the Registrant, dated March 18, 1994 (incorporated by reference to Exhibit 3(f) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(g)	Certificate of Ownership and Merger merging Tiburon Systems, Inc. into the Registrant, dated November 2, 1995 (incorporated by reference to Exhibit 3(g) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(h)	Certificate of Ownership and Merger merging Tartan, Inc. into the Registrant, dated June 21, 1995 (incorporated by reference to Exhibit 3(h) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(i)	Certificate of Designation relating to the Registrant’s Participating Cumulative Preferred Stock, dated June 23, 1998 (incorporated by reference to Exhibit 3(i) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(j)	Certificate of Elimination of Designation of Preferred Stock of the Registrant, dated June 18, 1998 (incorporated by reference to Exhibit 3(j) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(k)	Certificate of Ownership and Merger merging Intersect Technologies, Inc. with and into the Registrant, dated July 15, 1999 (incorporated by reference to Exhibit 3(k) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(l)	Certificate of Ownership and Merger merging Soft Warehouse, Inc. with and into the Registrant, dated September 23, 1999 (incorporated by reference to Exhibit 3(l) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(m)	Certificate of Ownership and Merger merging Silicon Systems, Inc. with and into the Registrant, dated December 17, 1999 (incorporated by reference to Exhibit 3(m) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(n)	Certificate of Amendment to Restated Certificate of Incorporation, dated April 20, 2000 (incorporated by reference to Exhibit 3(n) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(o)	Certificate of Ownership and Merger merging Power Trends, Inc. with and into the Registrant, dated May 31, 2001 (incorporated by reference to Exhibit 3(o) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(p)	Certificate of Ownership and Merger merging Amati Communications Corporation with and into the Registrant, dated September 28, 2001 (incorporated by reference to Exhibit 3(p) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(q)	Certificate of Ownership and Merger merging Texas Instruments San Diego Incorporated with and into the Registrant, dated August 27, 2002 (incorporated by reference to Exhibit 3(q) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(r)	Certificate of Ownership and Merger merging Texas Instruments Burlington Incorporated with and into the Registrant, dated December 31, 2003 (incorporated by reference to Exhibit 3(r) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(s)	Certificate of Ownership and Merger merging Texas Instruments Automotive Sensors and Controls San Jose Inc. with and into the Registrant, dated October 31, 2004 (incorporated by reference to Exhibit 3(s) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4(t)	Certificate of Elimination of Series B Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed June 23, 2008).

4(u)	By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed July 18, 2008).

5	Opinion of Joseph F. Hubach, Esq. (filed herewith).

23(a)	Consent of Ernst & Young LLP. (filed herewith).

23(b)	Consent of Joseph F. Hubach, Esq. (included in Exhibit 5).

24	Power of Attorney (included on signature pages) (filed herewith).